AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 1st day of May, 2009, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), ROYCE CAPITAL FUND (the “Fund”), ROYCE AND ASSOCIATES, LLC (the “Adviser”), collectively the Parties, and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, the Fund, and the Adviser are parties to a Fund Participation Agreement dated September 30, 2005 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add First GWL&A, a New York life insurance company, as a Party to the Agreement; and

WHEREAS, the Parties to the Agreement desire to add the Variable Annuity-1 Series Account of GWL&A and the Variable Annuity-1 Series Account of First GWL&A to the agreement; and

WHEREAS, the Parties to the Agreement desire to add the following additional separate Accounts: COLI VUL Series Account 4 (GWL&A); COLI VUL Series Account 7 (GWL&A); COLI VUL Series Account 1 (First GWL&A); COLI VUL Series Account 2 (First GWL&A); COLI VUL Series Account 4 (First GWL&A);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:
1.
First GWL&A is hereby added as a Party to the Agreement.  The Parties to the Agreement, including First GWL&A, agree that each representation, warranty, covenant, condition and other provision of the Agreement that is applicable to GWL&A shall also be applicable to First GWL&A, with the following changes: (i) the First GWL&A Account was established under the insurance laws of the State of New York;(ii) references in Section 12.5 to the Colorado Insurance Commissioner and Colorado insurance regulations shall be changed to the New York Insurance Commissioner and New York insurance regulations for the purposes of the First GWL&A Account.  The rights and obligations of GWL&A and First GWL&A under the Agreement as amended hereby shall be several and not joint.

2.	All references to the “Account” now include the COLI VUL Series Account 4 (GWL&A); COLI VUL Series Account 7 (GWL&A) and VA-1 Account (GWL&A).
3.
All references to the “First GWL&A Account” include the COLI VUL Series Account 1 (First GWL&A), COLI VUL Series Account 2 (First GWL&A), COLI VUL Series Account 4 (First GWL&A) and VA-1 Account (First GWL&A).

4.	The Agreement is hereby amended to include Schedule D, listing all separate accounts of GWL&A or First GWL&A pertaining to this agreement.
5.	Schedule A is deleted in its entirety and replaced with Schedule A attached hereto.
6.	Paragraph 2.1 is deleted in its entirety and replaced with the following:
"GWL&A represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 act, unless exempt from registration; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.  GWL&A further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Colorado insurance law and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law, unless exempt from registration."

 [Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of ___________ , 2009.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:           /s/ Ron Laeyendecker
Name:           Ron Laeyendecker
Title:           Senior Vice President
Date:           April 17, 2009

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:           /s/ Christopher Bergeon
Name:           Christopher Bergeon
Title:           Vice President
Date:           April 17, 2009

ROYCE CAPITAL FUND

By its authorized officer,

By:           /s/ illegible
Name:           illegible
Title:           no title
Date:           undated

ROYCE & ASSOCIATES, LLC

By its authorized officer,

By:           /s/ illegible
Name:           illegible
Title:           no title
Date:           undated

Schedule A

Designated Portfolios

Royce Capital Fund - Royce Micro-Cap Portfolio
Royce Capital Fund - Royce Small-Cap Portfolio

And any other portfolios of the Fund which are available after the effective date of this Agreement.

Schedule D

Separate Accounts of GWL&A
COLI VUL Series Account 2 (GWL&A)
COLI VUL Series Account 4 (GWL&A);
COLI VUL Series Account 7 (GWL&A);
Variable Annuity-1 Series Account of GWL&A

Separate Accounts of First GWL&A
COLI VUL Series Account 1 (First GWL&A);
COLI VUL Series Account 2 (First GWL&A);
COLI VUL Series Account 4 (First GWL&A);
Variable Annuity-1 Series Account of First GWL&A